Exhibit 99.3

AMPCO-PITTSBURGH CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(dollars in thousands)

On November 1, 2016, Ampco-Pittsburgh Corporation (“Ampco” or the “Corporation”) acquired the stock of ASW Steel Inc. (“ASW”) from CK Pearl Fund, Ltd., CK Pearl Fund L.P. and White Oak Strategic Master Fund, L.P. (the “ASW Acquisition”). The purchase price of $13,116 consisted of $3,500 in cash and $9,616 in the assumption of outstanding indebtedness. In addition, on March 3, 2016, Ampco acquired the stock of Åkers AB and certain of its affiliated companies (collectively, “Åkers”) from Altor Fund II GP Limited (the “Åkers Acquisition”). The Åkers Acquisition was initially reported by the Corporation in its Current Report on Form 8-K filed with the SEC on March 7, 2016 (as amended by the Corporation’s Current Report on Form 8-K/A filed with the SEC on May 17, 2016).

The following Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2016 presents the combination of the financial position of Ampco and ASW as if the ASW Acquisition had been consummated as of September 30, 2016. The balance sheet for Ampco, which includes Åkers, is consistent with that presented in its Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2016. The balance sheet for ASW is consistent with its unaudited financial statements as of and for the nine months ended September 30, 2016. Certain amounts have been reclassified to conform to Ampco’s presentation.

The following Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2015 and the nine months ended September 30, 2016 present the combination of the results of operations of Ampco, Åkers and ASW as if the Åkers Acquisition and the ASW Acquisition had been consummated on January 1, 2015, the beginning of the earliest period presented. The results of operations for Ampco for the year ended December 31, 2015 and the nine months ended September 30, 2016 are consistent with those presented in its audited consolidated financial statements as of and for the year ended December 31, 2015 and its Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2016, respectively. The results of operations of Åkers for the year ended December 31, 2015 are consistent with those previously presented in the Current Report on Form 8-K/A filed with the SEC on May 17, 2016. The results of operations of Åkers from the date of the Åkers Acquisition (March 3, 2016) through September 30, 2016 are included in the results of operations of Ampco. The results of operations of Åkers for January and February 2016 are consistent with those presented in its unaudited financial statements for those periods. The results of operations of ASW for the year ended December 31, 2015 and the nine months ended September 30, 2016 are consistent with those presented in its audited financial statements as of and for the year ended December 31, 2015 and its unaudited financial statements as of and for the nine months ended September 30, 2016, respectively. Certain amounts have been reclassified to conform to Ampco’s presentation.

The Unaudited Pro Forma Condensed Combined Statements of Operations do not reflect the costs or benefits of any integration activities that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the ASW Acquisition or the Åkers Acquisition.

The Unaudited Pro Forma Condensed Combined Balance Sheet and Statements of Operations should be read in conjunction with the following:

•	The accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information;

•	The audited consolidated financial statements of Ampco as of and for the year ended December 31, 2015, included in Ampco’s Annual Report on Form 10-K for the year ended December 31, 2015 (filed with the SEC on March 15, 2016);

•	The unaudited consolidated financial statements of Ampco as of and for the nine months September 30, 2016, included in Ampco’s Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2016 (filed with the SEC on November 9, 2016);

•	The audited financial statements of ASW as of and for the years ended December 31, 2015 and 2014 which are filed as Exhibit 99.1 hereto; and.

•	The unaudited financial statements of ASW as of September 30, 2016 and for the nine months ended September 30, 2016 and 2015 which are filed as Exhibit 99.2 hereto.

AMPCO-PITTSBURGH CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2016

(in thousands)

	Historical		Pro Forma Adjustments
	Ampco	ASW	Acquisition Adjustments	Financing Adjustments	Ampco Pro Forma Condensed Combined
Assets
Current assets:
Cash and cash equivalents	$43,525	$—	$(3,500)[A]	$—	$40,025
Receivables, less allowance for doubftul accounts	67,674	6,174	—		73,848
Inventories	83,924	6,271	209 [B]		90,404
Insurance receivable—asbestos	17,000	—	—		17,000
Other current assets	13,347	1,082	—		14,429

Total current assets	225,470	13,527	(3,291)	—	235,706
Property, plant and equipment, net	208,276	34,229	(23,919)[C]		218,586
Insurance receivable—asbestos	97,945	—	—		97,945
Deferred income tax assets	4,337	—	—		4,337
Investments in joint ventures	2,815	—	—		2,815
Intangible assets, net	13,802	—	—		13,802
Goodwill	27,381	—	—		27,381
Other noncurrent assets	7,581	552	—		8,133

Total assets	$587,607	$48,308	$(27,210)	$—	$608,705

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$34,065	$7,020	$—	$—	$41,085
Accrued payrolls and employee benefits	18,323	333	—		18,656
Debt—current portion	19,144	9,540	—		28,684
Asbestos liability—current portion	21,000	—	—		21,000
Other current liabilities	40,707	713	3,492 [D]		44,912

Total current liabilities	133,239	17,606	3,492	—	154,337
Employee benefit obligations	94,567	—	—		94,567
Asbestos liability	135,087	—	—		135,087
Noncurrent debt	25,588	27,626	(27,626)[E]		25,588
Other noncurrent liabilities	654	—	—		654

Total liabilities	389,135	45,232	(24,134)	—	410,233

Commitments and contingent liabilities
Shareholders’ equity:
Common stock	12,271	49,268	(49,268)[F]		12,271
Additional paid-in capital	150,696	—	—		150,696
Retained earnings	89,645	(46,192)	46,192 [F]		89,645
Accumulated other comprehensive loss	(55,974)	—	—		(55,974)

Total Ampco shareholders’ equity	196,638	3,076	(3,076)	—	196,638
Noncontrolling interest	1,834	—	—	—	1,834

Total shareholders’ equity	198,472	3,076	(3,076)	—	198,472

Total liabilities and shareholders' equity	$587,607	$48,308	$(27,210)	$—	$608,705

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Statement of Operations.

AMPCO-PITTSBURGH CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year ended December 31, 2015

(in thousands, except per share amounts)

	Historical			Pro Forma Adjustments
	Ampco	Åkers	ASW	Acquisition Adjustments (Note 2)		Financing Adjustments (Note 3)	Ampco Pro Forma Condensed Combined
Net sales	$238,480	$150,655	$51,130	$—		$—	$440,265

Operating costs and expenses:
Cost of products sold (excluding depreciation and amortization)	196,091	131,008	49,000	(1,716)[G]		—	374,383
Selling and administrative	39,510	24,072	3,497	(2,828)[H]		—	64,251
Depreciation and amortization	11,787	6,731	3,052	1,412	[I]	—	22,982
Credit for asbestos litigation	(14,333)	—	—	—		—	(14,333)
Loss (gain) on disposition of assets	378	—	(609)	—		—	(231)

Total operating expenses	233,433	161,811	54,940	(3,132)		—	447,052

Income (loss) from operations	5,047	(11,156)	(3,810)	3,132		—	(6,787)

Other income (expense):
Investment-related income	174	19	—	—		—	193
Interest expense	(226)	(4,900)	(1,138)	4,851	[J]	(1,470)[N]	(2,883)
Other-net	(475)	(597)	(1,396)	—		—	(2,468)

Total other income (expense)	(527)	(5,478)	(2,534)	4,851		(1,470)	(5,158)

Income (loss) before income taxes and equity losses in Chinese joint venture	4,520	(16,634)	(6,344)	7,983		(1,470)	(11,945)
Income tax (expense) benefit	(2,633)	(9,687)	—	(929)[K]		515 [O]	(12,734)
Equity losses in Chinese joint venture	(514)	—		—		—	(514)

Net income (loss)	1,373	(26,321)	(6,344)	7,054		(955)	(25,193)
Less: Net (loss) income attributable to noncontrolling interest	—	(461)	—	8	[L]	—	(453)

Net income (loss) attributable to Ampco	$1,373	$(25,860)	$(6,344)	$7,046		$(955)	$(24,740)

Net income (loss) per common share attributable to Ampco:
Basic	$0.13						$(2.03)

Diluted	$0.13						$(2.03)

Weighted average number of common shares outstanding:
Basic	10,435			1,777	[M]		12,212

Diluted	10,447			1,777	[M]		12,224

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Statement of Operations.

AMPCO-PITTSBURGH CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Nine months ended September 30, 2016

(in thousands, except per share amounts)

	Historical			Pro Forma Adjustments
	Ampco	Åkers	ASW	Acquisition Adjustments (Note 2)	Financing Adjustments (Note 3)	Ampco Pro Forma Condensed Combined
Net sales	$239,740	$21,550	$37,514	$—	$—	$298,804

Operating costs and expenses:
Cost of products sold (excluding depreciation and amortization)	195,824	19,426	36,107	(286)[G]	—	251,071
Selling and administrative	43,740	3,036	2,294	(2,167)[H]	—	46,903
Depreciation and amortization	14,945	1,074	1,790	77 [I]	—	17,886
Credit for asbestos litigation	—	—	—	—	—	—
Gain on disposition of assets	(9)	—	—	—	—	(9)

Total operating expenses	254,500	23,536	40,191	(2,376)	—	315,851

Income (loss) from operations	(14,760)	(1,986)	(2,677)	2,376	—	(17,047)

Other income (expense):
Investment-related income	540	6	—	—	—	546
Interest expense	(1,502)	(1,058)	(775)	695 [J]	(246)[N]	(2,886)
Other-net	327	(473)	(636)	—	—	(782)

Total other income (expense)	(635)	(1,525)	(1,411)	695	(246)	(3,122)

Income (loss) before income taxes and equity losses in Chinese joint venture	(15,395)	(3,511)	(4,088)	3,071	(246)	(20,169)
Income tax (expense) benefit	(21,627)	(27)	—	(53)[K]	86 [O]	(21,621)
Equity losses in Chinese joint venture	115	—	—	—	—	115

Net income (loss)	(36,907)	(3,538)	(4,088)	3,018	(160)	(41,675)
Less: Net loss attributable to noncontrolling interest	(149)	(7)	—	(7)[L]	—	(163)

Net income (loss) attributable to Ampco	$(36,758)	$(3,531)	$(4,088)	$3,025	$(160)	$(41,512)

Net income (loss) per common share attributable to Ampco:
Basic	$(3.10)					$(3.39)

Diluted	$(3.10)					$(3.39)

Weighted average number of common shares outstanding:
Basic	11,844			402 [M]		12,246

Diluted	11,844			402 [M]		12,246

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Statement of Operations.

AMPCO-PITTSBURGH CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION

(in thousands)

On November 1, 2016, Ampco-Pittsburgh Corporation (“Ampco” or the “Corporation”) acquired the stock of ASW Steel Inc. (“ASW”) from CK Pearl Fund, Ltd., CK Pearl Fund L.P. and White Oak Strategic Master Fund, L.P. (the “ASW Acquisition”). The purchase price of $13,116 consisted of $3,500 in cash and $9,616 in the assumption of outstanding indebtedness. In addition, on March 3, 2016, Ampco acquired the stock of Åkers AB and certain of its affiliated companies (collectively, “Åkers”) from Altor Fund II GP Limited (the “Åkers Acquisition”). The Åkers Acquisition was initially reported by the Corporation in its Current Report on Form 8-K filed with the SEC on March 7, 2016 (as amended by the Corporation’s Current Report on Form 8-K/A filed with the SEC on May 17, 2016).

Note 1. Basis of Presentation

The following Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2016 presents the combination of the financial position of Ampco and ASW as if the ASW Acquisition had been consummated as of September 30, 2016. The balance sheet for Ampco, which includes Åkers, is consistent with that presented in its Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2016. The balance sheet for ASW is consistent with its unaudited financial statements as of and for the nine months ended September 30, 2016. Certain amounts have been reclassified to conform to Ampco’s presentation.

The following Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2015 and the nine months ended September 30, 2016 present the combination of the results of operations of Ampco, Åkers and ASW as if the Åkers Acquisition and the ASW Acquisition had been consummated on January 1, 2015, the beginning of the earliest period presented. The results of operations for Ampco for the year ended December 31, 2015 and the nine months ended September 30, 2016 are consistent with those presented in its audited consolidated financial statements as of and for the year ended December 31, 2015 and its Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2016, respectively. The results of operations of Åkers for the year ended December 31, 2015 are consistent with those previously presented in the Current Report on Form 8-K/A filed with the SEC on May 17, 2016. The results of operations of Åkers from the date of the Åkers Acquisition (March 3, 2016) through September 30, 2016 are included in the results of operations of Ampco. The results of operations of Åkers for January and February 2016 are consistent with those presented in its unaudited financial statements for those periods. The results of operations of ASW for the year ended December 31, 2015 and the nine months ended September 30, 2016 are consistent with those presented in its audited financial statements as of and for the year ended December 31, 2015 and its unaudited financial statements as of and for the nine months ended September 30, 2016, respectively. Certain amounts have been reclassified to conform to Ampco’s presentation.

The “pro forma adjustments” give effect to the adjustments described in these notes and are intended to reflect the impact of the acquisitions on Ampco’s consolidated balance sheet and statements of operations. The accompanying Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations are presented for illustrative purposes only and do not reflect the costs or benefits of any integration activities that may result.

The Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations were prepared using the acquisition method of accounting with Ampco considered the acquirer of Åkers and ASW.

Note 2. Acquisition Adjustments

The base purchase price as of the date of acquisition for ASW equaled $3,500 in cash and $9,616 in the assumption of outstanding indebtedness. The estimated fair value of assets acquired and liabilities assumed as of the date of the ASW Acquisition is summarized below and is subject to final adjustments primarily for tangible assets, pre-acquisition contingencies, deferred income taxes and residual intangibles and goodwill, if any.

Current assets (excluding inventories)	$6,525
Inventories	6,956
Property, plant and equipment	10,310
Current liabilities	(10,675)
Outstanding indebtedness	(9,616)

Base purchase price	$3,500

The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the adjustments summarized below.

[A]	Cash and cash equivalents were reduced by the amount of cash paid for the purchase of ASW.

[B]	Inventories were adjusted to their estimated fair value as of the date of the ASW Acquisition.

[C]	Property, plant and equipment was reduced to its estimated fair value as of the date of the ASW Acquisition.

[D]	Other current liabilities were increased to record the estimated value of pre-acquisition contingencies associated primarily with remediation of potential environmental contamination.

[E]	Noncurrent debt was reduced to eliminate debt not assumed by the Corporation.

[F]	Common stock and retained earnings (deficit) through September 30, 2016 was eliminated.

The Unaudited Pro Forma Condensed Combined Statement of Operations reflects the adjustments summarized below.

[G]	Cost of products sold (excluding depreciation and amortization) was decreased by $1,716 for the year ended December 31, 2015 and $286 for the nine months ended September 30, 2016 to reflect pension and other postretirement benefit costs in accordance with U.S. GAAP. This decrease was determined based on actuarial valuations for the two U.S. defined benefit pension plans, the two foreign retirement benefit plans and the two other postretirement benefit plans that were assumed as part of the Åkers Acquisition. No pension and other postretirement plans exist for ASW.

[H]	Selling and administrative expenses were reduced by $2,828 for the year ended December 31, 2015 and $2,167 for the nine months ended September 30, 2016 for direct, incremental costs associated with the acquisitions of Åkers and ASW, which are included in the historical results of operations of Ampco, due to their non-recurring nature. These costs primarily consist of professional and legal fees.

[I]	Depreciation and amortization were adjusted as follows:

•	An increase in depreciation of $1,453 for the year ended December 31, 2015 and $288 for the nine months ended September 30, 2016 to recognize the additional expense associated with recording Åkers’ property, plant and equipment at fair value. For purposes of determining the impact on the Unaudited Pro Forma Condensed Combined Statement of Operations, the fair value of property, plant and equipment is being depreciated over an estimated weighted-average useful life of 11 years.

•	A decrease in depreciation by $1,181 for the year ended December 31, 2015 and $401 for the nine months ended September 30, 2016 to recognize lower expense associated with recording ASW property, plant and equipment at fair value. For purposes of determining the impact on the Unaudited Pro Forma Condensed Combined Statement of Operations, the fair value of property, plant and equipment is being depreciated over an estimated weighted-average useful life of approximately 5 years.

•	An increase in amortization expense of $1,140 for the year ended December 31, 2015 and $190 for the nine months ended September 30, 2016 associated with the estimated fair value of definite-lived intangible assets acquired as part of the Åkers Acquisition. The estimated fair value of acquired, definite-lived intangible assets consists of $4,429 for developed technology and $5,881 for customer relationships. For purposes of determining the impact on the Unaudited Pro Forma Condensed Combined Statement of Operations, the estimated fair value of definite-lived intangible assets is being amortized over an estimated weighted-average economic life of 14 years.

[J]	Interest expense was adjusted as follows:

•	A decrease of $4,401 for the year ended December 31, 2015 and $334 for the nine months ended September 30, 2016 to eliminate debt-related expenses associated with Åkers’ previous debt facilities not assumed by the Corporation as part of the Åkers Acquisition.

•	A decrease of $450 for the year ended December 31, 2015 and $361 for the nine months ended September 30, 2016 to eliminate debt-related expenses associated with ASW’s previous debt facilities not assumed by the Corporation as part of the ASW Acquisition.

[K]	Income tax benefit (expense) reflects the tax effect of the indicated acquisition adjustments calculated using the applicable statutory tax rates in effect during the period. Since ASW was in a three-year cumulative loss position, no tax effect was recognized for any of the acquisition adjustments relating to ASW.

[L]	Net loss attributable to noncontrolling interest decreased by $8 for the year ended December 31, 2015 and increased by $7 for the nine months ended September 30, 2016 and reflects depreciation and amortization of fair value adjustments attributable to the noncontrolling interest.

[M]	Shares outstanding were adjusted to include those shares issued in connection with the Åkers Acquisition as if those shares were issued January 1, 2015.

Note 3. Financing Adjustments

In connection with the Åkers Acquisition, after a post-closing purchase price adjustment made in accordance with the purchase agreement, Ampco issued a three-year promissory note in the amount of $22,619. The note bears interest at 6.5%, compounding annually, with principal and interest payable at maturity on March 3, 2019.

The Unaudited Pro Forma Condensed Combined Statement of Operations reflects the adjustments summarized below.

[N]	Interest expense was increased by $1,470 for the year ended December 31, 2015 and $246 for the nine months ended September 30, 2016 to reflect interest incurred on the three-year note issued in connection with the Åkers Acquisition.

[O]	Income tax benefit (expense) reflects the tax effect of the indicated financing adjustments calculated using the applicable statutory tax rates in effect during the periods.